UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the registrant  ☒

Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Section 240.14a-12

VERU INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

VERU INC. ATTN: MICHAEL J. PURVIS 2916 N. MIAMI AVENUE, SUITE 1000 MIAMI, FL 33127

You invested in VERU INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Special Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on July 24, 2023.

Get informed before you vote

View the Notice & Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to July 10, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

* Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

  Vote at www.ProxyVote.com

  THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 154,000,000 to 308,000,000.	For

2.   To approve the adjournment of the special meeting if necessary or appropriate in the view of the Company’s board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve Proposal 1.

For
NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.